Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations	Public Relations
408/579-3030	408/579-3483
investor_relations@extremenetworks.com	gcross@extremenetworks.com

EXTREME NETWORKS REPORTS 5 PERCENT SEQUENTIAL REVENUE GROWTH

Reports Revenue of $81.3 Million and Non-GAAP EPS of $0.03 per share

SANTA CLARA, Calif.; July 30, 2009 – Extreme Networks, Inc. (Nasdaq: EXTR) today announced financial results for its fiscal fourth quarter and year ended June 28, 2009. For the fourth quarter, net revenue was $81.3 million, above the prior range of $79-$81 million that the Company announced on July 17, 2009. This represents a sequential increase of 5 percent as compared to revenue of $77.2 million in the previous quarter and a 17 percent decrease as compared to revenue of $98.3 million in fourth quarter of last year.

Fourth quarter non-GAAP net income was $2.3 million or $0.03 per diluted share, compared to non-GAAP net income of $3.0 million or $0.03 per diluted share in the fourth quarter last year. Non-GAAP financial results exclude the impact of stock-based compensation and restructuring charges. A reconciliation of GAAP to non-GAAP financial measures is included in the accompanying financial tables.

For the fourth quarter, net revenue in North America was $34.9 million, revenue in EMEA was $31.6 million, and revenue in APAC was $14.8 million. That compares to revenue of $26.9 million in North America, $38.5 million in EMEA, and $11.8 million in APAC in the previous quarter.

“We delivered the highest non-GAAP operating income in five quarters while competing in a very difficult global economy,” said Mark Canepa, president and CEO of Extreme Networks. “We launched three new product families during the fiscal year, adding to our broad set of products designed for the changing dynamics in the metro carrier, the data center, and converged enterprise markets.”

Net income on a GAAP basis for the fourth quarter was $0.9 million or $0.01 per diluted share, compared to net income of $0.8 million or $0.01 per diluted share in the fourth quarter of last year.

Fiscal Year Results

For the fiscal year ended June 28, 2009, net revenue was $335.6 million, compared to $361.8 million for the prior fiscal year. Non-GAAP net income was $8.9 million or $0.09 per diluted share, compared to non-GAAP net income of $14.3 million or $0.12 per diluted share for the prior fiscal year.

GAAP net income for the fiscal year was $2.8 million or $0.03 per diluted share, compared to GAAP net income of $8.4 million or $0.07 per diluted share for the prior fiscal year.

For the fiscal year, net revenue in North America was $131.0 million, revenue in EMEA was $153.8 million, and revenue in APAC was $50.8 million. That compares to revenue of $158.2 million in North America, $143.5 million in EMEA, and $60.1 million in APAC in the prior fiscal year.

Cash from operations for the fiscal year was $4.7 million. Cash and investments were $127.4 million as of June 28, 2009, compared to $225.7 million as of June 29, 2008. Cash and investments decreased year-over-year primarily due to the Company’s $100 million stock repurchase in its first fiscal quarter of 2009.

Conference Call

Extreme Networks will host a conference call to discuss these results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The conference call may be heard by dialing 1-888-561-1721 (international callers dial 1-480-629-9869). A 48-hour replay will be available following the call by dialing 1-800-406-7325 (international callers dial 1-303-590-3030); the replay passcode is 4114946. In addition, a live webcast and replay of the call will be available at http://investor.extremenetworks.com. Financial information to be discussed during the conference call will be posted on the Investor Relations section of the Company’s website www.extremenetworks.com.

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement our consolidated financial statements presented in accordance with GAAP, we are also providing with this press release non-GAAP operating income and net income. In preparing our non-GAAP information, we have excluded, where applicable, the impact of restructuring charges (a non-recurring charge) and share-based compensation (a non-cash charge). Because of the non-recurring and/or non-cash nature of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude these charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP. We have provided a non-GAAP reconciliation of the Consolidated Statement of Operations for the periods presented in this release, which are adjusted to exclude restructuring charges and share-based compensation expense for these periods. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Extreme Networks, Inc.

Extreme Networks provides converged Ethernet networks that support data, voice and video for enterprises and service providers. The Company’s network solutions feature high performance and high availability switching that deliver insight and control enabling customers to solve their real-world business communications challenges. Operating in more than 50 countries, Extreme Networks provides wired and wireless secure LANs, data center infrastructure and Service Provider Ethernet transport solutions that are complemented by global, 24x7 service and support. For more information, visit: http://www.extremenetworks.com

Extreme Networks is either a trademark or registered trademark of Extreme Networks, Inc. in the United States and/or other countries.

# # #

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding the Company’s financial performance, acceptance of the Company’s newer products in the market and its expectations regarding its products. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: a challenging macro-economic environment both in the United States and overseas; fluctuations in demand for the Company’s products and services; a highly competitive business environment for network switching equipment; its effectiveness in controlling expenses, the possibility that the Company might experience delays in the development of new technology and products; customer response to its new technology and products; the timing of any recovery in the global economy; risks related to pending or future litigation, and a dependency on third parties for certain components and for the manufacturing of the Company’s products. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Risk Factors,” which are on file with the Securities and Exchange Commission.”

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 28, 2009	June 29, 2008
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$46,195	$70,370
Short-term investments	8,976	42,922
Accounts receivable, net	44,278	64,417
Inventories, net	12,380	13,942
Deferred income taxes	244	254
Prepaid expenses and other current assets, net	4,368	4,654

Total current assets	116,441	196,559
Property and equipment, net	44,229	43,348
Marketable securities	72,231	112,380
Other assets, net	13,736	13,474

Total assets	$246,637	$365,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,771	$16,921
Accrued compensation and benefits	12,320	18,956
Restructuring liabilities	3,559	2,612
Accrued warranty	3,170	4,824
Deferred revenue, net	30,058	31,284
Deferred revenue, net of cost of sales to distributors	9,821	14,138
Other accrued liabilities	21,328	27,728

Total current liabilities	93,027	116,463

Restructuring liabilities, less current portion	3,519	6,777
Deferred revenue, less current portion	7,425	9,006
Deferred income taxes	564	403
Other long-term liabilities	592	1,058

Commitments and contingencies	—	—

Stockholders’ equity:
Convertible preferred stock, $.001 par value, issuable in series, 2,000,000 shares authorized; none issued	—	—
Common stock, $.001 par value, 750,000,000 shares authorized; 128,425,140 issued at June 28, 2009 and 127,358,570 at June 29, 2008	128	127
Treasury stock, 39,625,305 shares at June 28, 2009 and 11,053,877 at June 29, 2008	(149,666)	(48,303)
Additional paid-in-capital	949,113	943,156
Accumulated other comprehensive income (loss)	1,323	(723)
Accumulated deficit	(659,388)	(662,203)

Total stockholders’ equity	141,510	232,054

Total liabilities and stockholders’ equity	$246,637	$365,761

(1)	The information in this column is derived from the Company’s consolidated balance sheet included in the Company’s Annual Report on Form 10-K for the year ended June 29, 2008.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
Net revenues:
Product	$64,824	$83,353	$273,772	$302,313
Service	16,458	14,960	61,787	59,522

Total net revenues	81,282	98,313	335,559	361,835

Cost of revenues:
Product (1)	29,045	33,911	116,731	123,333
Service (1)	6,251	8,272	28,300	33,194

Total cost of revenues	35,296	42,183	145,031	156,527

Gross profit:
Product	35,779	49,442	157,041	178,980
Service	10,207	6,688	33,487	26,328

Total gross margin	45,986	56,130	190,528	205,308

Operating expenses:
Sales and marketing (1)	23,311	28,432	99,237	103,252
Research and development (1)	13,719	16,112	58,176	65,335
General and administrative (1)	7,194	10,931	30,011	34,656
Restructuring charge	153	893	2,245	893

Total operating expenses	44,377	56,368	189,669	204,136

Operating income (loss)	1,609	(238)	859	1,172
Interest income	395	1,904	3,360	10,229
Interest expense	(54)	(20)	(147)	(89)
Other income / (expense), net	(512)	(111)	1,215	(753)

Income (loss) before income taxes	1,438	1,535	5,287	10,559
Provision for income taxes	555	762	2,472	2,178

Net income	$883	$773	$2,815	$8,381

Basic and diluted net income per share:
Net income per share - basic	$0.01	$0.01	$0.03	$0.07
Net income per share - diluted	$0.01	$0.01	$0.03	$0.07
Shares used in per share calculation - basic	88,700	115,944	94,225	115,002
Shares used in per share calculation - diluted	88,722	116,171	94,284	115,784

(1) Includes share-based compensation expense as follows:

Cost of product revenue	$97	$127	$205	$479
Cost of service revenue	80	68	253	251
Sales and marketing	426	431	1,349	1,656
Research and development	392	423	1,240	1,554
General and administrative	229	286	807	1,119

Total stock-based compensation expense	1,224	1,335	3,854	5,059
Capitalized in inventory	—	(1)	(3)	(7)

Total stock-based compensation expense, net	$1,224	$1,334	$3,851	$5,052

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Year Ended
	June 28, 2009	June 29, 2008
Cash flows from operating activities:
Net income	$2,815	$8,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,902	7,193
Gain on value of option to put securities	(4,520)	—
Mark to market, trading loss	4,520	—
Provision for doubtful accounts	232	416
Provision for excess and obsolete inventory	2,265	2,172
Deferred income taxes	170	578
Amortization of warrant	—	1,349
Loss on retirement of assets	94	300
Stock-based compensation	3,854	5,059
Restructuring charge, net of reversal	2,244	893
Changes in operating assets and liabilities, net
Accounts receivable	19,907	(18,413)
Inventories	(706)	5,567
Prepaid expenses and other assets	26	5,813
Accounts payable	(4,150)	(4,382)
Accrued compensation and benefits	(6,636)	4,115
Restructuring liabilities	(4,553)	(5,492)
Accrued warranty	(1,654)	(2,359)
Deferred revenue, net	(2,807)	(1,791)
Deferred revenue, net of cost of sales to distributors	(4,317)	2,151
Other accrued liabilities	(7,518)	5,520
Other long-term liabilities	(466)	(904)

Net cash provided by operating activities	4,702	16,166

Cash flows provided by (used in) investing activities:
Capital expenditures	(6,877)	(7,683)
Purchases of investments	(44,479)	(307,442)
Proceeds from maturities of investments and marketable securities	28,164	122,063
Proceeds from sales of investments and marketable securities	93,571	172,009

Net cash provided by (used in) investing activities	70,379	(21,053)

Cash flows (used in) provided by financing activities:
Proceeds from issuance of common stock	2,107	3,684
Repurchase of common stock, including expenses	(101,363)	—

Net cash (used in) provided by financing activities	(99,256)	3,684

Net decrease in cash and cash equivalents	(24,175)	(1,203)

Cash and cash equivalents at beginning of period	70,370	71,573

Cash and cash equivalents at end of period	$46,195	$70,370

Supplemental disclosure of cash flow information:
Interest paid	$146	$88
Cash paid for income taxes, net	$2,825	$996

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

GAAP TO NON-GAAP RECONCILIATION

(In thousands)

(unaudited)

	Three Months Ended		Twelve Months Ended
	June 28, 2009	June 29, 2008	June 28, 2009	June 29, 2008
NET INCOME

Net income - GAAP Basis	$883	$773	$2,815	$8,381

Non-GAAP adjustments
Stock-based compensation expense	$1,224	$1,335	$3,854	$5,059
Restructuring charge	153	893	2,245	893

Total Non-GAAP adjustments	$1,377	$2,228	$6,099	$5,952

Net income - Non-GAAP Basis	$2,260	$3,001	$8,914	$14,334

OPERATING INCOME (LOSS)

Operating income (loss) - GAAP Basis	$1,609	$(238)	$859	$1,172

Non-GAAP adjustments
Stock-based compensation expense	$1,224	$1,335	$3,854	$5,059
Restructuring charge	153	893	2,245	893

Total Non-GAAP adjustments	$1,377	$2,228	$6,099	$5,952

Operating income - Non-GAAP Basis	$2,986	$1,990	$6,958	$7,124

NON-GAAP ADJUSTMENTS
Cost of product revenue	$97	$127	$205	$479
Cost of service revenue	80	68	253	251
Sales and marketing	426	431	1,349	1,656
Research and development	392	423	1,240	1,554
General and administrative	229	286	807	1,119
Restructuring charge	153	893	2,245	893

Total Non-GAAP adjustments	$1,377	$2,228	$6,099	$5,952